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                                                                     EXHIBIT 6.4

                               GUARANTEE AGREEMENT


         This Guarantee Agreement (this "Agreement") is dated as of April 28, 1997 among Sound Industries, Inc., a Utah corporation (the "Guarantor"), WO Consulting, Inc., a Delaware corporation (the "Company"), and Scottsdale Technologies-I, Ltd., a Delaware limited partnership (the"Partnership").


         WHEREAS, the Guarantor and the Company have entered into a Plan and Agreement of Reorganization (the "Reorganization Agreement"), pursuant to which the Company will merge with Sound Acquisition Corp., a Utah corporation and wholly-owned subsidiary of the Guarantor (the "Merger"); and

         WHEREAS, in Section 2.1(d) of the Reorganization Agreement, the Guarantor has agreed to execute a Guarantee in form and substance satisfactory to the Guarantor and the Partnership pursuant to which (a) the Guarantor shall become jointly and severally liable for the obligations of the Company under the 12% Senior Convertible Promissory Notes issued by the Company to the Partnership (collectively, the "Senior Note") pursuant to the terms of that certain Note and Warrant Purchase Agreement between the Company and the Partnership (the "Note Purchase Agreement") and (b) the Guarantor shall issue shares of common stock of the Guarantor ("Common Stock") upon conversion of the Senior Note to the same extent that the Company would have issued shares of the Company's common stock ("WOC Stock") upon the conversion thereof if the Merger had not occurred; and

         WHEREAS, subject to and in accordance with the terms hereof, the parties wish to enter into this Agreement in connection with the Merger and in order to induce one another to consummate the transactions contemplated by the Reorganization Agreement;

         NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I.
                            GUARANTEE OF OBLIGATIONS

         1.1. Guarantee. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees, undertakes and promises to cause, as herein provided (its "Guarantee") the due and punctual performance and observance by the Company of all terms and provisions to be performed or observed by or on the part of the Company pursuant to the Senior Note, the Warrants to purchase up to an aggregate of 1,641,111 shares of WOC Stock for ten dollars per share (subject to certain adjustments) (the "Warrants" ), the Note Purchase Agreement and any other agreement or instrument executed in connection with any of the foregoing (collectively, the "Governing Agreements") (all such terms and provisions to be performed or observed by or on the part of the Company now or hereafter in existence being collectively called the
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"Obligations") as follows: in the event that the Company shall fail in any manner whatsoever to perform or observe any of its Obligations, when and as the same shall be required to be performed or observed under the terms of the Governing Agreement, the Guarantor will itself duly and punctually perform or observe, as the case may be, such Obligations, or cause the same to be duly and punctually performed or observed, in each case as if the Guarantor were itself the obligor with respect to such Obligations under the Governing Agreement.

         1.2. No Demand or Notice. It shall not be a condition to the Guarantee that the Partnership, any of the general or limited partners of the Partnership, or any of the successors or assigns thereof (collectively, the "Beneficiaries" and individually, a "Beneficiary") shall have first made any request of or demand upon, or given any notice of the occurrence of a default under the Senior Note or the Note Purchase Agreement or any other notice whatsoever to, the Guarantor or the Company or any other person or entity, or shall have instituted any action or proceeding against the Company or any other person or entity in respect thereof, or shall have joined the Company in any such action or proceeding. A Beneficiary in asserting the benefit of the Guarantee shall give prompt notice to the Guarantor of any failure by the Company to perform or observe any Obligation; provided, however, that any failure, delay or defect in the giving of such notice shall not alter or affect the Guarantee under this Agreement.

         1.3. Waiver of Resort to Security. The Guarantor further agrees that this Agreement, insofar as it constitutes a guarantee of monetary Obligations, constitutes a guarantee of payment when due and not of collection, and the Guarantor waives any right to require as a condition to its Guarantee that any resort be had by a Beneficiary to any security held for the payment of any Obligations.

         1.4. No Discharge. The Guarantee is and shall remain absolute and unconditional irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor, as the case may be, with respect to its Guarantee.

         1.5. Waivers by the Guarantors. The Guarantor hereby waives, with respect to its Guarantee but without prejudice to the rights of the parties to the Senior Note and the Note Purchase Agreement, any notice of acceptance of this Agreement, presentment, demand, protest, notice of the occurrence of a default under the Senior Note or the Note Purchase Agreement and any other notice of any kind whatsoever and promptness in making any claim or demand hereunder. The Guarantee shall not be affected by (i) the failure of a Beneficiary to assert any claim or demand or to enforce any right or remedy under the provisions of any of the Senior Note, Note Purchase Agreement or any agreement related thereto or otherwise, (ii) any extension or renewal of any of the Senior Note, Note Purchase Agreement or any agreement related thereto, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of any of the Senior Note, Note Purchase Agreement or of any agreement related thereto, including, without limitation, any change in the time, manner or place of payment or performance of any of the obligations under the Senior Note, Note Purchase Agreement, or (iv) the release of any security held for payment of any Obligations.


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         1.6. No Reduction. The Guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever.

         1.7. Enforcement. Notwithstanding anything herein to the contrary, a Beneficiary may proceed to enforce the Guarantee without first pursuing or exhausting any right or remedy that it or any of its successors or assigns may have against the Company or the Guarantor or any other person or entity.

         1.8. Continued Effectiveness. The Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation of the Company is rescinded or must otherwise be restored or returned by the person receiving such payment upon the insolvency, bankruptcy or reorganization of the Company, all as though such payment or part thereof had not been made.

         1.9. Certain Defenses. Nothing herein is intended to deny to the Guarantor, and it is expressly agreed that the Guarantor shall have and may assert, any and all of the defenses, set-offs, counterclaims and other rights (other than those relating to insolvency, bankruptcy or reorganization as described in Section 1.8) with regard to any Obligations that the Company may possess except any defense the Company may possess relating to lack of validity or enforceability of the Senior Note, Note Purchase Agreement or any other agreement or instrument relating thereto as against the Company.

         1.10. Parties in Interest. This Agreement shall inure solely to the benefit of the Partnership, its general partner, each of its limited partners and their respective successors and assigns, each of whom has the right to enforce the Guarantee against the Guarantor. As used in this Agreement, the term Guarantor includes any successor of the Guarantor, and the term Company includes any successor of the Company.


                                   ARTICLE II.
                               ISSUANCE OF SHARES

         In view of the fact that following the consummation of the Merger, the Company shall become a wholly-owned subsidiary of the Guarantor, the Guarantor hereby agrees that upon a conversion of the Senior Note it shall issue shares of its Common Stock to the same extent that the Company is presently required to issue shares of WOC Stock upon a conversion of the Senior Note pursuant to the terms of the Senior Note and the Note Purchase Agreement. In addition, the Guarantor hereby agrees that upon an exercise of the Warrants, it shall issue shares of its Common Stock to the same extent that the Company is presently required to issue shares of WOC Stock upon an exercise of the Warrants pursuant to the terms of the Warrants and the Note


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Purchase Agreement. The Partnership hereby agrees that subject to the execution and delivery of this Agreement by all parties hereto, upon a conversion of the Senior Note or an exercise of the Warrants, it shall accept delivery of shares of Common Stock of the Guarantor in accordance with the terms of this Article II in lieu of receiving shares of WOC Stock. In addition, and simultaneously with the filing of the instruments necessary to consummate the Merger under Delaware and Utah law, the Partnership shall automatically release the Company from all of its obligations under Section 4.1(d) of the Note Purchase Agreement pertaining to the Company's representation to have authorized, reserved, available and free from pre-emptive rights, the number of shares of common stock of the Company issuable upon the conversion of the Senior Note or the exercise of all outstanding Warrants.


                                  ARTICLE III.
                                  MISCELLANEOUS

         3.1. Acceptability of Merger. The Partnership and the Company hereby agree that notwithstanding anything to the contrary in the Note Purchase Agreement, the Merger contemplated by the Reorganization Agreement is acceptable to both the Partnership and the Company and is of the type contemplated by
Section 6.9 of the Reorganization Agreement.

         3.2. No Waivers. No failure or delay by a Beneficiary or the Guarantor in exercising any right or power under this Agreement, or any single or partial exercise of any such right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Such single or partial exercise of any right or power shall be cumulative and not exclusive of any rights or remedies provided by law.

         3.3. Expenses in Connection with Exercise. The Guarantor will be liable, and hereby agrees, to reimburse, on demand, each Beneficiary for any and all costs and expenses, including, without limitation, the fees and expenses of legal counsel and of any other counsel, experts, consultants or agents, that such Beneficiary may incur in connection with the exercise or enforcement of any of the rights of a Beneficiary under this Agreement or the failure by the Guarantor to perform or observe any of the provisions of this Agreement.

         3.4. Further Assurances. From time to time, the Guarantor agrees to execute and deliver such additional documents, and will provide such additional information and assistance as the Partnership or any of its successors may reasonably require to carry out the terms of this Agreement.

         3.5. Successors and Assigns. Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of the Beneficiaries. No Guarantor may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of all the Beneficiaries, which consent shall be in the sole and


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absolute discretion of such Beneficiaries. Any purported assignment or delegation by the Guarantor without such consent shall be void and ineffective.

         3.6. Notices. All notices, requests, demands and other communications (collectively, "notices") required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (i) transmitted by telecopier facsimile, (ii) delivered personally or (iii) mailed, first class mail, postage prepaid, return receipt requested, as follows:

If to Guarantor:                             If to the Purchaser:
Sound Industries, Inc.                       Scottsdale Technologies-I, Ltd.
7580 East Gray Road, Suite 102               7580 East Gray Road, Suite 102
Scottsdale, Arizona 85260                    Scottsdale, Arizona 85260
Telecopy Number:                             Telecopy Number: 602-998-7986

If to Company:
WO Consulting, Inc.
7580 East Gray Road, Suite 102
Scottsdale, Arizona 85260
Telecopy Number: 602-998-7986



or to such other address as either the Guarantor, the Company or the Partnership shall have specified by notice to the other.

         3.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

         3.8. Severability. In the event that any provisions of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any party hereto, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

         3.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

         3.10. Governing Law. The laws of the State of Arizona shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.


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         3.11. Amendment. All waivers, modifications, amendments or alterations of this Agreement shall require the execution of a written instrument signed by each of the parties hereto.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                             GUARANTOR:

                                             SOUND INDUSTRIES, INC.


                                             By: /s/  LANE CLISSOLD
                                                 -------------------------------
                                                 Lane Clissold, President


                                             COMPANY

                                             WO CONSULTING, INC.


                                             By: /s/  STUART N. RUBIN
                                                 -------------------------------
                                                 Stuart N. Rubin, Vice President


                                             PARTNERSHIP:

                                             SCOTTSDALE TECHNOLOGIES-I, LTD.
                                             By: Software Funding Corp.,
                                                  Its General Partner


                                             By: /s/  STUART N. RUBIN
                                                 -------------------------------
                                                 Stuart N. Rubin, Vice President


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